Exhibit (h)(2)(viii)


                                 AMENDMENT NO. 1

             THIRD AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

      AMENDMENT NO. 1 to the Third Amended and Restated Expense Limitation Agreement, dated as of September 1, 2001, between the Equitable Life Assurance Society of the United States ("Equitable" or the "Manager") and EQ Advisors Trust ("Trust").

      The Manager and Trust hereby agree to modify and amend the Third Amended and Restated Expense Limitation Agreement (the "Expense Limitation Agreement"), dated as of March 7, 2001 between them as follows:

1. NEW PORTFOLIO. The Manager and the Trust have determined to add the EQ/Marsico Focus Portfolio ("New Portfolio") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolio as set forth in the attached schedule.

2.    Paragraph 2.1 of the Agreement:

            REIMBURSEMENT. If in any year during which the total assets of a Portfolio are greater than $100 million and in which the Management Agreement is still in effect, the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in Section 2.2 and the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees waived or reduced and other payments remitted by the Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all investment management fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during the reimbursement period indicated for each Portfolio in Schedule B hereto, less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, E.G., interest accruable on the Reimbursement Amount.

3. SCHEDULE A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

4.    SCHEDULE  B.   Schedule  B  to  the   Agreement,   which  sets  forth  the
      reimbursement periods for each of the Portfolios of the Trust is hereby included in the Agreement.

      Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.



      EQ ADVISORS TRUST                  EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                         UNITED STATES




      By:   /s/ Peter D. Noris           By:   /s/ Brian S. O'Neil
          --------------------------         --------------------------------
            Peter D. Noris                     Brian S. O'Neil
            President and Trustee              Executive Vice President

                                 AMENDMENT NO. 1

                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS


This Agreement related to the following Portfolios of the Trust:
---------------------------------------------------------------


                                                                 Maximum Annual
                                                                   Operating
Name of Portfolio                                                Expense Limit
-----------------                                                -------------
EQ/AXP New Dimensions Portfolio                                    0.70%
EQ/AXP Strategy Aggressive Portfolio                               0.75%
EQ/Alliance Premier Growth Portfolio                               0.90%
EQ/Alliance Technology Portfolio                                   0.90%
EQ/Balanced Portfolio                                              0.65%
EQ/Bernstein Diversified Value Portfolio                           0.70%
EQ/Calvert Socially Responsible Portfolio                          0.80%
EQ/Capital Guardian International Portfolio                        0.95%
EQ/Capital Guardian U.S. Equity Portfolio                          0.70%
EQ/Capital Guardian Research Portfolio                             0.70%
EQ/Evergreen Omega Portfolio                                       0.70%
EQ/FI Mid Cap Portfolio                                            0.75%
EQ/FI Small/Mid Cap value Portfolio                                0.85%
EQ/International Equity Index Portfolio                            0.85%
EQ/Janus Large Cap Growth Portfolio                                0.90%
EQ/J.P. Morgan Core Bond Portfolio                                 0.55%
EQ/Lazard Small Cap Value Portfolio                                0.85%
EQ/Marsico Focus Portfolio                                         0.90%
EQ/MFS Investors Growth Portfolio                                  0.70%
EQ/MFS Research Portfolio                                          0.70%
EQ/Mercury Basic Value Equity Portfolio                            0.70%
EQ/Morgan Stanley Emerging Market Equity
 Portfolio                                                         1.55%
EQ/Putnam Growth & Income Value Portfolio                          0.70%
EQ/Putnam International Equity Portfolio                           1.00%
EQ/Putnam Investors Growth Portfolio                               0.70%
EQ/Small Company Index Portfolio                                   0.60%
EQ/T. Rowe Price International Stock Portfolio                     1.00%

                                 AMENDMENT NO.1
                                   SCHEDULE B
                              REIMBURSEMENT PERIOD

Five Year Reimbursement Period:
------------------------------

EQ/Equity 500 Index Portfolio
EQ/Evergreen Omega Portfolio
EQ/FI Small/Mid Cap Value Portfolio
 (fka the Warburg Pincus Small Company Value Portfolio)
EQ/International Equity Index Portfolio
 (fka BT International Equity Index Portfolio)
EQ/J.P. Morgan Core Bond Portfolio
 (fka JPM Core Bond Portfolio)
EQ/Janus Large Company Growth Portfolio
EQ/Lazard Small Cap Value Portfolio
EQ/Mercury Basic Value Equity Portfolio
 (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/MFS Emerging Growth Companies Portfolio
EQ/MFS Investors Growth Portfolio
EQ/MFS Research Portfolio
EQ/Morgan Stanley Emerging Markets Equity Portfolio
EQ/Putnam Growth & Income Value Portfolio
EQ/Putnam International Equity Portfolio
EQ/Putnam Investors Growth Portfolio
EQ Small Company Index Portfolio
 (fka BT Small Company Index Portfolio)
EQ/T. Rowe Price International Stock Portfolio

Three Year Reimbursement Period:
-------------------------------

EQ/Alliance Premier Growth Portfolio
EQ/Alliance Technology Portfolio
EQ/AXP New Dimension Portfolio
EQ/AXP Strategy Aggressive Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian International Portfolio
EQ/Capital Guardian U.S. Equity Portfolio
EQ/Capital Guardian Research Portfolio
EQ/FI Mid Cap Portfolio
EQ/Marsico Focus Portfolio